Exhibit 99.3

NEWS RELEASE

One Park Place, Suite 700 ∎ 621 Northwest 53rd Street ∎ Boca Raton, Florida 33487 ∎ www.geogroup.com

CR-17-05

THE GEO GROUP ANNOUNCES $360 MILLION

ACQUISITION OF COMMUNITY EDUCATION CENTERS

•	Transaction Continues Diversification of Leading Global Provider of Essential Government Services

•	GEO Uniquely Positioned to Meet Growing Demand for Correctional, Detention, Reentry, and Rehabilitation Services through ‘GEO Continuum of Care’

Boca Raton, Fla. – February 22, 2017 — The GEO Group, Inc. (NYSE:GEO) (“GEO”), a fully integrated equity real estate investment trust (“REIT”) specializing in the design, financing, development, and operation of correctional, detention, and community reentry facilities around the globe and a leading provider of evidence-based offender rehabilitation, announced today the signing of a definitive agreement to acquire Community Education Centers (“CEC”), a private provider of rehabilitative services for offenders in reentry and in-prison treatment facilities as well as management services for county, state, and federal correctional and detention facilities.

Pursuant to the terms of the definitive agreement, GEO will acquire CEC for $360 million in an all cash transaction, excluding transaction related expenses. GEO will not assume any debt as a result of the transaction. GEO plans to integrate CEC into GEO’s existing business units of GEO Corrections & Detention and GEO Care.

Community Education Centers (CEC) Operations

Founded in 1996, CEC is a leading national provider of rehabilitative services for offenders through reentry and in-custody treatment programs as well as comprehensive management services for county, state, and federal correctional and detention facilities. CEC provides evidence-based programming for residential and non-residential clients through reentry and correctional facilities, in-prison treatment services, and outpatient and day reporting programs.

CEC owns and/or manages over 12,000 beds nationwide. Through its Reentry Division, CEC owns or leases 3,800 community reentry beds and manages approximately 300 beds at three government-owned reentry centers. Additionally, CEC provides in-prison treatment services, including evidence-based rehabilitation programs, in more than 30 government-operated facilities. GEO plans to integrate CEC’s Reentry and In-Prison Treatment divisions into GEO Care.

Through its Corrections Division, CEC owns or leases approximately 4,500 correctional and detention beds and operates an additional 3,700 beds at government-owned correctional facilities under managed-only contracts. GEO plans to integrate CEC’s Corrections Division into GEO Corrections & Detention. More than 70 percent of CEC’s annualized revenue is generated from contracts with state governments and more than 20 percent from contracts with local jurisdictions. Following the acquisition, GEO will own and/or manage approximately 98,000 beds worldwide including approximately 7,000 community reentry beds.

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Contact:	Pablo E. Paez	1-866-301-4436
Vice President, Corporate Relations

NEWS RELEASE

George C. Zoley, Chairman and Chief Executive Officer of GEO, said: “This important transaction represents a compelling strategic fit for our company as it further positions GEO to meet the demand for increasingly diversified correctional, detention, and community reentry facilities and services across the United States. GEO has an extensive track record of successfully integrating acquisitions, and we expect to achieve annualized net synergies of approximately $5 million as well as revenue growth opportunities, which we believe will continue to enhance long-term value for our shareholders.”

The transaction is expected to close the second quarter of 2017 subject to the fulfillment of customary conditions. The transaction will be supported by a term loan financing commitment from BNP Paribas and borrowings under GEO’s existing Revolving Credit Facility.

“This important transaction will allow us to expand the delivery of enhanced in-prison rehabilitation including evidence-based treatment, integrated with post-release support services through our industry-leading ‘GEO Continuum of Care.’ Our continued efforts to be the leading provider of rehabilitation and reentry services underscore our commitment to improve the lives of the men and women entrusted to us as well as our belief that as a company, we are most effective and at our best, by helping those in our care, re-enter society as productive and employable citizens,” Mr. Zoley added.

Financial Impact

The acquisition is expected to increase GEO’s total annualized revenues by approximately $250 million. In addition, GEO anticipates annual net synergies of $5 million to be realized over 9 to 12 months. Excluding one-time transaction-related expenses and transitional costs, GEO expects the acquisition to be modestly accretive in 2017 and to be 9-11% accretive to Adjusted EBITDA post-synergies on a fully annualized basis beginning in 2018.

Financial and Legal Advisors

Barclays and J.P. Morgan Securities LLC acted as GEO’s financial advisors. Akerman LLP served as GEO’s legal advisor. Moelis & Company LLC acted as CEC’s financial advisor. Fried, Frank, Harris, Shriver & Jacobson LLP served as CEC’s legal advisor.

About The GEO Group, Inc.

The GEO Group, Inc. (NYSE: GEO) is the first fully integrated equity real estate investment trust specializing in the design, financing, development, and operation of correctional, detention, and community reentry facilities around the globe. GEO is the world’s leading provider of diversified correctional, detention, community reentry, and electronic monitoring services to government agencies worldwide with operations in the United States, Australia, South Africa, and the United Kingdom. GEO’s worldwide operations include the ownership and/or management of 104 facilities totaling approximately 87,000 beds, including projects under development, with a growing workforce of approximately 20,500 professionals.

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Contact:	Pablo E. Paez	1-866-301-4436
Vice President, Corporate Relations

NEWS RELEASE

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the future filings of GEO with the SEC, in press releases and in oral and written statements made by or with the approval of GEO, as applicable, that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Forward-looking statements are typically identified by words or phrases such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “continue,” “remain,” “should,” “forecast,” and other words and terms of similar meaning. These forward-looking statements involve a number of risks, uncertainties and assumptions which are difficult to predict. GEO cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Examples of forward-looking statements include, but are not limited to: (i) statements about the benefits of GEO’s proposed acquisition of CEC, including future financial and operating results, cost savings, enhanced revenues and accretion to reported earnings, adjusted EBITDA, and adjusted funds from operations that may be realized from the acquisition; (ii) statements of plans, objectives and expectations of GEO or its management or Board of Directors, including the expected timing of completion of the transaction and integration plans; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to: (i) the risk that GEO and CEC may be unable to obtain governmental and regulatory approvals required for the acquisition, or that any required governmental and regulatory approvals may delay the acquisition or result in the imposition of conditions that could cause the parties to abandon the acquisition; (ii) the risk that a condition to closing of the acquisition may not be satisfied; (iii) the time required to consummate the proposed acquisition; (iv) the risk that the CEC facilities will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; (v) the risk that the expected increased revenues, Adjusted EBITDA, net income, and Adjusted Funds From Operations may not be fully realized or may take longer to realize than expected; (vi) revenues following the acquisition may be lower than expected; (vii) the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; (viii) material differences in the actual financial results of the acquisition compared with expectations, including the full realization of anticipated revenue and earnings enhancements and the impact of the acquisition on GEO’s future earnings, Adjusted EBITDA, and Adjusted Funds From Operations; (ix) disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; (x) potential diversion of the focus of management on acquisition-related issues; (xi) local, regional, national and international economic conditions and the impact they may have on GEO; (xii) legislation affecting the correctional industry as a whole, and/or GEO individually; (xiii) GEO’s ability to contain costs and expenses; (xiv) governmental and public policy changes; (xv) the outcome of any pending and future litigation and governmental proceedings; and (xvi) continued availability of financing. Additional factors that could cause GEO’s results to differ materially from those described in the forward-looking statements can be found in GEO’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to GEO or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above. Each forward-looking statement speaks only as of the date of the particular statement and GEO does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

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Contact:	Pablo E. Paez	1-866-301-4436
Vice President, Corporate Relations